UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2025

RANGE IMPACT, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53832	75-3268988
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Park Avenue, Suite 400
Cleveland, Ohio	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 304-6556

Not Applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock	RNGE	OTC Markets

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 30, 2025, Range Sky View Land LLC (“Range Sky”), a wholly-owned subsidiary of Range Impact, Inc. (the “Company”), entered into a Transaction Advisory Agreement (“Advisory Agreement”) with AppleAtcha Land, LLC (“AppleAtcha”) and WV Reclaim Co, LLC (“Reclaim”) pursuant to which AppleAtcha and Reclaim agreed to pay Range Sky $750,000 and $25,000, respectively (collectively, the “Advisory Fee”), in consideration of Range Sky’s provision of transition advisory services in connection with the sale by AppleAtcha and Reclaim of (i) approximately 424.80 acres of surface interests and 3,773.60 acres of mineral interests and (ii) three (3) related mining permits ((i) and (ii) collectively referred to herein as the “Ramp Run Mine”). The Advisory Fee is due and payable only upon the closing of the sale of the Ramp Run Mine to a third-party (the “Payment Condition”). The Advisory Agreement is terminable by any of the parties on written notice to the others provided that in the event that the Payment Condition is satisfied within 120 days after the date of a termination by Reclaim and AppleAtcha, then in such case, Range Sky would still be entitled to receive the Advisory Fee payable in full on the closing date of the sale. The Agreement also contains terms and conditions that are customary and typical for a transaction of this nature.

AppleAtcha is a wholly-owned subsidiary of Fola Landholding, LLC (“Fola Holding”). Fola Holding is 80%-owned by Tower IV, LLC, an investment entity owned by the daughters of Joseph E. LoConti, the Company’s largest shareholder (“LoConti”). Devica Capital, LLC (“Devica”) owns the remaining 20% of AppleAtcha. Michael Cavanaugh (“Cavanaugh”), the Company’s Chief Executive Officer and member of the Company’s board of directors, owns 100% of Devica. LoConti and Cavanaugh are managers of Fola Holding and AppleAtcha. LoConti also indirectly owns approximately 9% of the outstanding stock of Continental Heritage Insurance Company, a specialty insurance company, which has issued the reclamation bonds associated with the Ramp Run Mine.

The foregoing description of the Advisory Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Advisory Agreement attached hereto as Exhibit 10.1.

Portions of this Current Report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different due to a number of factors. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about significant risks that may impact the Company is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov. The Company is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

(d) Exhibits. The following is a list of the Exhibits filed with this report:

Exhibit No.	Description
10.1	Transaction Advisory Agreement by and among AppleAtcha Land, LLC, WV Reclaim Co, LLC and Range Sky View Land, LLC, effective as of May 30, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE IMPACT, INC.

Dated: June 4, 2025	By:	/s/ Michael Cavanaugh
	Name:	Michael Cavanaugh
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Transaction Advisory Agreement by and among Appleatcha Land, LLC, WV Reclaim Co, LLC and Range Sky View Land, LLC, effective as of May 30, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)